Exhibit 99.1

ReWalk Robotics Confirms Receipt of Director
Candidate Nominations from Creative Value Capital

Shareholders Are Not Required to Take Action at This Time

MARLBOROUGH, Mass. BERLIN and YOKNEAM ILIT, Israel, May 19, 2022 (GLOBE NEWSWIRE) --ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”), a leading manufacturer of robotic medical technology for people with lower extremity disabilities, today announced that it has received notice from Creative Value Capital Limited Partnership (“CVC”), which claims to hold approximately 3% of ReWalk’s outstanding shares, that it intends to nominate two candidates for election to the Company’s Board of Directors (the “Board”) and submit two additional proposals for consideration at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The Board will present its recommendation regarding director nominees in the Company's definitive proxy materials, which will be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the Annual Meeting. The date of the Annual Meeting has not yet been announced. Shareholders are not required to take any action at this time.

Jeff Dykan, Chairman of the Board, commented:

“ReWalk’s Board maintains an active and open dialogue with the Company’s shareholders to ensure their feedback and ideas are incorporated into our decisions and strategy. We have engaged in good faith with CVC to understand its perspectives and the qualifications of its nominees. At this point, we continue to seek a constructive resolution that spares shareholders from having to endure a costly, distracting and unnecessary proxy fight. We are focused on continuing to strengthen ReWalk’s Board for the benefit of all shareholders. Notably, the October 2020 appointment of Randel Richner and the April 2022 appointment of Joseph E. Turk, Jr. exemplify our commitment to strategic Board refreshment. Both individuals possess critical skill sets in reimbursement and post-CMS commercialization, which aligns with our short and long-term needs. We look forward to engaging further with our shareholders in the days and weeks to come.”

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke.  ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the Unites States.

ReStore® is a registered trademark of ReWalk Robotics Ltd. in the United States, Europe and the United Kingdom.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements include statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: those factors discussed under the heading "Risk Factors" in ReWalk's annual report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://ir.rewalk.com or through the SEC’s website atwww.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://ir.rewalk.com.

Contacts

In the U.S.

Morrow Sodali
Michael Verrechia / Eric Kamback, 203-658-9400
m.verrechia@morrowsodali.com / e.kamback@morrrowsodali.com

Longacre Square Partners
Joe Germani / Greg Marose
jgermani@longacresquare.com / gmarose@longacresquare.com

In Israel

Israel Tel-aviv
MR. Eran Yoels
Eran@RCSPR.CO.IL